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                                                                       EXHIBIT 5

                [FREEDMAN, LEVY, KROLL & SIMONDS LETTERHEAD]




                               February 29, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                    Re: Coeur d'Alene Mines Corporation
                        Registration Statement on Form S-3


Gentlemen:

         We are counsel to Coeur d'Alene Mines Corporation (the "Company") and have represented the Company in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") today (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to the underwritten public offering of shares of the Company's Mandatory Adjustable Redeemable Convertible Securities, par value $1.00 per share (the "MARCS"), issuable to UBS Securities Inc. and Lazard Freres & Co. LLC (the "Underwriters") pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") between the Company and the Underwriters as described in the Prospectus forming a part of the Registration Statement.

         This opinion is being delivered to the Commission as Exhibit 5 to the Registration Statement.

         We have examined (1) the Articles of Incorporation, and all amendments thereto, of the Company, as certified by the Secretary of State of the State of Idaho, (2) the form of Certificate of Designations, Rights, Preferences and Limitations of the MARCS, (3) the By-Laws of the Company, as certified by the Secretary of the Company as being those currently in effect, (4) the Registration Statement, (5) the Underwriting Agreement and (6) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and existing under the laws of the State of Idaho.
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[FREEDMAN, LEVY, KROLL & SIMONDS LETTERHEAD]


         2.      When the following events shall have occurred:

                          (a) the Registration Statement, as amended, shall have been ordered effective by the Commission in accordance with the Securities Act of 1933, as amended, and

                          (b) the shares of MARCS shall have been paid for and issued in accordance with the terms of the Underwriting Agreement and as provided in the Registration Statement,

the shares of MARCS thus sold will be legally issued, fully paid and non-assessable.

         This firm hereby consents to the reference to it under the heading "Legal Matters" appearing in the Prospectus which is a part of the Registration Statement. We further consent to the incorporation by reference of this opinion into any subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933 relating to the offering covered by the Registration Statement.

                                           Sincerely,



                                           Freedman, Levy, Kroll & Simonds